As filed with the Securities and Exchange Commission on March 15, 2000
                                                      Registration No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------
                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                   41-0857886
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

           6680 N. HIGHWAY 49
             LINO LAKES, MN                                   55014
(Address of Principal Executive Offices)                    (Zip Code)

                             -----------------------

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             -----------------------

                                 ELSIE F. GILLES
                  ASSISTANT CORPORATE SECRETARY AND CONTROLLER
                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                               6680 N. HIGHWAY 49
                              LINO LAKES, MN 55014
                                 (651) 784-1250
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                              --------------------
                         CALCULATION OF REGISTRATION FEE

============================= ============= ============================ ========================== ==================
  TITLE OF SECURITIES TO BE   AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
         REGISTERED           REGISTERED(1)  OFFERING PRICE PER UNIT(2)   AGGREGATE OFFERING PRICE   REGISTRATION FEE
----------------------------- ------------- ---------------------------- -------------------------- ------------------
Common Stock, $.02 par           200,000               $7.375                    $1,475,000               $400.00
value per share
============================= ============= ============================ ========================== ==================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average between the high and low sales prices of the Registrant's Common Stock on March 10, 2000 as reported by the American Stock Exchange.

                                     PART I

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


            The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.


                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by Northern Technologies International Corporation (the "Company") (File No. 1-11038) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

            (1) The Company's Annual Report on Form 10-KSB for the year ended August 31, 1999.

            (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1999.

            (3) All other reports filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act since August 31, 1999.

            (4) The description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

            The annual financial statements of the Company incorporated by reference in this Registration Statement per Item 3 (1) above, have been audited by Deloitte & Touche LLP, independent auditors, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-KSB for the fiscal year ended August 31, 1999. The financial statements audited by Deloitte & Touche LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

ITEM 4.        DESCRIPTION OF SECURITIES.

            The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. Richard G. Lareau, a member of Oppenheimer Wolff & Donnelly LLP, is a director of the Company. In addition, Mr. Lareau is the beneficial owner of 27,343 shares of the Company's Common Stock, including shares of Common Stock issuable pursuant to outstanding stock options.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him or her ("Expenses"), and judgments, fines and amounts paid in settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

            Although the DGCL permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute.

            In addition, the DGCL provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding or in the defense of any claim, issue or matter therein, such person shall be indemnified against Expenses actually and reasonably incurred in connection therewith; that indemnification provided for by the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another.

            The DGCL also allows the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under the DGCL, including liabilities under the Securities Act.

            Article IX of the Company's Certificate of Incorporation, as amended, provides that each director and officer, past or present, of the Company, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable law.

            The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.        EXEMPTIONS FROM REGISTRATION CLAIMED.

            Not applicable. No securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.        EXHIBITS.

EXHIBIT NO.
-----------

4.1 Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (File No 0-19331)).

5.1         Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith).

23.1        Consent of Deloitte & Touche LLP (filed herewith).

23.2        Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit
            5.1).

24.1        Power of Attorney (included on page 6 of this Registration
            Statement).

ITEM 9.        UNDERTAKINGS.

(a)         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)         To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 18, 2000.

                                 NORTHERN TECHNOLOGIES
                                 INTERNATIONAL CORPORATION

                                 By:  /s/ Philip M. Lynch
                                      ------------------------------------------
                                      Philip M. Lynch
                                      Co-Chief Executive Officer and Chairman
                                      of the Board of Directors

                                POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Philip M. Lynch and Matjaz Korosec, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 18, 2000 by the following persons in the capacities indicated.


NAME                               TITLE
----                               -----

/s/ Philip M. Lynch                Co-Chief Executive Officer and Chairman of
----------------------------       the Board of Directors (principal
Philip M. Lynch                    executive officer)

/s/ G. Patrick Lynch               Vice President of Strategic Planning,
----------------------------       Secretary and Member of Executive
G. Patrick Lynch                   Committee Acting as Co-Chief Executive
                                   Officer (principal executive officer)

/s/ Matjaz Korosec                 Vice President of Financial Planning,
----------------------------       Treasurer and Member of Executive
Matjaz Korosec                     Committee Acting as Co-Chief Executive
                                   Officer (principal executive officer)


/s/ Donald A. Kubik, Ph.D.         Vice Chairman and Member of Executive
----------------------------       Committee Acting as Co-Chief Executive
Donald A. Kubik, Ph.D.             Officer (principal executive officer);
                                   Director


/s/ Loren M. Ehrmanntraut          Chief Financial Officer (principal financial
----------------------------       officer and principal accounting officer)
Loren M. Ehrmanntraut

/s/ Sidney Dworkin                 Director
----------------------------
Sidney Dworkin

/s/ Vincent Graziano               Director
----------------------------
Vincent Graziano

/s/ Gerhard Hahn                   Director
----------------------------
Gerhard Hahn

/s/ Richard G. Lareau              Director
----------------------------
Richard G. Lareau

/s/ Haruhiko Rikuta                Director
----------------------------
Haruhiko Rikuta

/s/ Milan R. Vukcevich, Ph.D.      Director
----------------------------
Milan R. Vukcevich, Ph.D.

                                INDEX TO EXHIBITS

NO.       ITEM                                        METHOD OF FILING
---       ----                                        ----------------


5.1   Opinion of Oppenheimer Wolff & Donnelly LLP.... Filed herewith.

23.1  Consent of Deloitte & Touche LLP............... Filed herewith.

23.2  Consent of Oppenheimer Wolff & Donnelly LLP.... Included in Exhibit 5.1.

24.1  Power of Attorney.............................. Included on page 6 of this
                                                      Registration Statement.